Exhibit 99.1

Paramount Gold and Silver Corp. and Klondex Mines Ltd.

Announce Business Combination

Ottawa, Ontario and Vancouver, British Columbia – July 20, 2009 – Paramount Gold and Silver Corp. (NYSE /TSX: PZG) (Frankfurt: WKN: A0HGKQ) (“Paramount”) and Klondex Mines Ltd. (TSX:KDX; Other OTC: KLNDF) are pleased to announce that they have entered into a binding letter agreement (the “Letter Agreement”) to combine the two companies under a plan of arrangement, in a transaction valued at approximately C$80 million (the “Transaction” or the “Paramount Transaction”).   The Letter Agreement has been unanimously approved by the Board of Directors of each of Paramount and Klondex, as well as by the Special Committee of the Board of Directors of Klondex.

Pursuant to the Letter Agreement, each Klondex share will be exchanged for 1.45 Paramount shares, implying a purchase price of C$2.32 per Klondex share using closing share prices on the TSX on July 17, 2009.  The Transaction represents a premium of 33.3% to the closing price of Klondex shares and a 30.3% premium to the implied value of the unsolicited proposal by Silvercorp Metals Inc. (“Silvercorp.”) as of July 17, 2009.  The Silvercorp proposal was announced on June 8, 2009, and was rejected by the Klondex Board of Directors as providing inadequate consideration for Klondex shareholders.

Klondex recommends that shareholders SUPPORT the Paramount Transaction and REJECT the Silvercorp offer by NOT TENDERING their shares to the Silvercorp offer.  Any Klondex Shareholder who has tendered their Klondex Shares to the Silvercorp offer should WITHDRAW those Klondex Shares.

A shareholder meeting will be scheduled for Klondex shareholders to approve the Transaction.  Klondex shareholders with questions on how to support the Paramount Transaction may contact David Collins, Ratula Velez Roy or Jim Leahy at Jaffoni & Collins toll free at 877-882-2587 or 212/835-8500 or via e-mail at kdx@jcir.com.

William Solloway, President and director of Klondex stated, “The Transaction with Paramount is the result of our strategic review process and delivers significant value to Klondex shareholders while creating a powerful North American Gold & Silver Exploration platform with substantial growth potential.  We are very excited to be associated with the Paramount team and are confident that the Transaction will provide substantially greater value for Klondex shareholders than was contemplated in Silvercorp’s hostile bid.  We urge all shareholders to join us in supporting the Transaction, which combines two high-quality gold ore bodies in the Americas, proven exploration professionals and avoids many of the risks inherent in the Silvercorp bid.”

Highlights of Combination

Christopher Crupi, CEO of Paramount stated, “The combination of Paramount and Klondex will create an exciting new company focused on developing high-grade gold projects in North

America. Our two major projects will be located in excellent mining jurisdictions, near major producers and close to infrastructure. Both projects have unusual potential for growing resources with compelling economics. Our largest stockholder, Albert Friedberg, provides a strong and proven track record with the financial leadership to bring the combined company to a significantly higher valuation over time.”

The combination of Paramount and Klondex will move Paramount closer to its goal of increasing value for its stockholders through property acquisition and aggressive development. The Transaction adds Klondex’s Fire Creek and other projects in Nevada to Paramount’s existing San Miguel property in Chihuahua, Mexico, which significantly increases the combined entity’s resource base.  In addition to the 2.65 million ounce gold-equivalent inferred resource Paramount has established at San Miguel, Klondex has established a high-grade resource at Fire Creek of 1.64 million gold-equivalent ounces in the indicated category, grading 10.11 g/t Au(eq.) at a cut off of 5 g/t, plus an additional 0.51 million ounces in the inferred category, grading 8.63 g/t Au(eq.) at a cut off of 5 g/t. Summaries of the mineral resources contained on Paramount’s properties are available in Paramount’s public filings with the United States Securities and Exchange Commission (“SEC”) at www.sec.gov and with the applicable Canadian securities regulators at www.sedar.com, and summaries of the mineral resources contained on Klondex’s properties are available in Klondex’s public filings with the applicable Canadian securities regulators at www.sedar.com.  Other highlights of the combined entity are:

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Expanded and diversified operations with significant reserve/resource upside on two flagship projects, San Miguel and Fire Creek;

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Expanded resource base of 1.69 million ounces indicated and 3.15 million ounces inferred

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Paramount’s experienced personnel is poised to aggressively explore and develop its flagship projects;

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Enhanced market presence with pro forma market capitalization of approximately C$210 million; and

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Strategic position and management experience to enhance market valuation of the combined entity under Paramount.

Upon completion of the Transaction, Paramount will have approximately 132.4 million shares of its common stock issued and outstanding.  Existing Paramount stockholders will retain approximately 62.4% ownership while Klondex shareholders will have approximately 37.6% ownership in the combined company.

Both Paramount and Klondex have agreed to obtain support agreements from each of their respective directors and certain of their shareholders to vote any shares which they control in favor of the Transaction.  Shares to be voted with respect to support agreements would represent approximately 29% and 18% of the shares outstanding for Paramount and Klondex, respectively, on a fully diluted basis.

Transaction Details

The Transaction is expected to be structured as a statutory plan of arrangement.  Under the terms of the Transaction, Klondex shareholders will receive 1.45 shares of common stock of Paramount for each common share of Klondex.  All options and warrants of Klondex outstanding at the time of the Transaction will also be exchanged for options and warrants of Paramount on the same basis.  On closing of the Transaction Klondex will become a wholly-owned subsidiary of Paramount. Following closing of the Transaction, one Klondex director, Robert Sibthorpe, will join the Paramount Board of Directors.

The letter agreement setting out the Transaction includes a commitment by Klondex not to solicit alternative transactions to the proposed Transaction.  Paramount has also been provided with certain other rights customary for a transaction of this nature, including the right to match competing offers made to Klondex.  The letter agreement also provides a reciprocal break fee of US$2.85 million to be payable by each of the parties under certain circumstances.

The letter agreement will provide a basis for the preparation of a definitive agreement which will also include representations and warranties and covenants customary for a transaction of this nature.

Klondex & Paramount have agreed to hold meetings of their shareholders to secure their approval by not later than October 31, 2009, and the Transaction is expected to be completed in the fourth quarter of 2009.  Completion of the Transaction is subject to a number of conditions, including: the approval of the Supreme Court of British Columbia, the approval of not less than 66 2/3% of the outstanding shares of Klondex being voted in favor of the Transaction at a meeting of Klondex shareholders, the approval of not less than 50% plus one of the outstanding shares of Paramount being voted in favor of the Transaction at a meeting of Paramount shareholders and certain customary conditions, including receipt of all necessary regulatory approvals and third party consents.

Dahlman Rose & Company, LLC (“Dahlman Rose”) is acting as financial advisor to Paramount, and the Board of Directors of Paramount has received an opinion from Dahlman Rose that the exchange ratio contemplated in the Letter Agreement is fair, from a financial point of view, to Paramount.  Gowling Lafleur Henderson LLP and Troutman Sanders LLP are acting as legal counsel to Paramount.

Scotia Capital is acting as financial advisor to Klondex, and the Board of Directors of Klondex has received an opinion from Scotia Capital that the consideration to be received by Klondex shareholders pursuant to the Letter Agreement is fair, from a financial point of view, to Klondex.  Lang Michener LLP is acting as legal counsel to Klondex and Lawson Lundell LLP is acting as legal counsel to the Special Committee of the Board of Directors of Klondex.

Full details of the Transaction will be included in a management information circular to be filed with the regulatory authorities and mailed to Klondex shareholders in accordance with applicable securities laws.  Investors are cautioned that, except as disclosed in that management information circular, any information released or received with respect to the Transaction may not be accurate or complete and should not be relied upon.

Klondex shareholders are cautioned that an arrangement where Klondex shareholders will receive Paramount shares directly may result in a taxable event for Canadian shareholders.  The parties have committed to establish a structure for the merger before the execution of the definitive agreement, having regard to relevant securities, corporate and regulatory laws, stock exchange requirements and the tax planning considerations of each of the parties and their shareholders, including in particular, consideration of a share exchange structure to allow Klondex shareholders to receive Paramount securities on a tax-deferred basis.  There is no guarantee the parties will be able to establish such a structure.  Shareholders should consult with their own advisors.

About Paramount Gold and Silver Corp.

Paramount Gold and Silver Corp. is a precious metals exploration company listed on the Toronto Stock Exchange (TSX) and the NYSE Amex under the symbol "PZG", and listed on the Deutsche Borse under the symbol "P6G" (WKN: A0HGKQ).

Paramount holds a 100% interest in the San Miguel Project and has completed 47,560 meters of diamond drilling on 213 holes and 3,743 meters of exploration trenching at San Miguel since the summer of 2006. Paramount has recently expanded its land holdings by acquiring a 100% interest in the Temoris Project from Garibaldi Resources; a land package of over 54,000 hectares. Paramount's land package now includes most of the ground surrounding Coeur d'Alene Mines (NYSE:CDE) Palmarejo Mine project and is in excess of 140,000 hectares.

About Klondex Mines Ltd.

Klondex Mines Ltd. (TSX: KDX; Other OTC: KLNDF) is engaged in acquiring, exploring and developing high-grade gold and silver properties in North Central Nevada and has to date identified an Indicated Mineral Resource in excess of 1.6 million ounces of gold and an Inferred Mineral Resource of over 0.5 million ounces of gold via its deep drilling program at its 100% owned Fire Creek Property.

Klondex is focused on the exploration and development of Fire Creek on the Northern Nevada Rift in North Central Nevada, an area of substantial mining activity which has produced in excess of 100 million ounces of gold.  Klondex's property portfolio covers over 12,615 acres or 19.7 square miles and includes three other gold exploration located in areas with strong gold exploration prospects.  For more information, visit www.klondexmines.com.

Paramount Gold and Silver Corp.

Klondex Mines Ltd.

Christopher Crupi, CEO

William Solloway, President

866-481-2233 / 613-226-9881

604-638-3273

David Collins, Ratula Roy, James Leahy

Jaffoni & Collins Incorporated

KDX@jcir.com

212-835-8500

Additional Information About the Transaction and Where to Find It

In connection with the Transaction, Paramount expects to file with the SEC a proxy statement which will be sent to the shareholders of Paramount seeking their approval of the merger. In addition, Paramount may file other relevant documents concerning the Transaction with the SEC. Security holders are urged to read the proxy statement and other relevant documents when they become available because they will contain important information about the Transaction.

Security holders of Paramount may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Security holders of Paramount may also obtain free copies of these documents by directing a request by telephone or mail to Paramount Gold and Silver Corp., 346 Waverley Street, Suite 100, Ottawa, Ontario Canada K2P OW5 (telephone: (613) 226-9881) or by accessing these documents at Paramount's website: www.paramountgold.com under "Investors". The information on Paramount's website is not, and shall not be deemed to be, a part of this release or incorporated into other filings made with the SEC.

Paramount and its directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of Paramount in connection with the Transaction. Information about the directors and executive officers of Paramount is set forth in the proxy statement for its 2009 annual meeting of shareholders filed with the SEC on January 8, 2009. Information regarding the interests of these participants and other persons who may be deemed participants in the Transaction may be obtained by reading the proxy statement regarding the Transaction when it becomes available.

Cautionary Note to U.S. Investors Concerning Estimates of Indicated and Inferred Resources: This press release uses the terms “indicated resources” and “inferred resources”.   We advise U.S. investors that while these terms are defined in and permitted by Canadian regulations, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures. U.S. investors are cautioned not to assume that any part or all of mineral deposits in this category will ever be converted into reserves.  U.S. investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the Transaction, the expected timetable for completing the Transaction, benefits and synergies of the Transaction, future opportunities for the combined company, expectations regarding the value and benefits of the Transaction and any other statements about Paramount or Klondex managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: the ability of the parties to consummate the Transaction and satisfy the conditions thereunder; the ability to obtain, and the timing of, the necessary exchange, regulatory and shareholder or stockholder approvals for the Transaction; the impact of any actions taken by Silvercorp. or any other party to complicate, delay or prevent the Transaction; the ability to realize the anticipated synergies and benefits from the Transaction and the combined company; and the other factors described in Paramount’s Annual Report and Annual Information Form on Form 10-K for the year ended June 30, 2008 and its most recent quarterly reports filed with the SEC available on www.sec.gov and applicable Canadian securities regulators available on www.sedar.com and Klondex’s filings with the applicable Canadian securities regulators available on www.sedar.com. Except as required by applicable law, each of Paramount and Klondex disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.